UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

Commission File No. 0-33295

MEDICALCV, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEDICALCV, INC.

9725 SOUTH ROBERT TRAIL

INVER GROVE HEIGHTS, MINNESOTA 55077

September 10, 2004

Dear Shareholder:

I am pleased to invite you to attend the annual meeting of shareholders of MedicalCV, Inc., to be held at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota, on October 5, 2004, at 3:30 p.m. local time.

At the annual meeting you will be asked to vote for the election of directors, to consider and vote upon an amendment to our bylaws that would set the number of directors within a range and grant the board the authority to determine from time to time the actual number of directors within that range, and to ratify the appointment of our independent auditor for the fiscal year ending April 30, 2005.  The accompanying material contains the notice of annual meeting, the proxy statement, which includes information about the matters to be acted upon at the annual meeting, and the related proxy card.

I hope you will be able to attend the annual meeting.  Whether or not you are able to attend in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope.  If you do attend in person, you may withdraw your proxy and vote personally on any matters brought properly before the annual meeting.

Sincerely,

MedicalCV, Inc.

/s/ Lawrence L. Horsch
Lawrence L. Horsch
Chairman of the Board and
Acting Chief Executive Officer

MEDICALCV, INC.

9725 SOUTH ROBERT TRAIL

INVER GROVE HEIGHTS, MINNESOTA 55077

NOTICE

OF

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

OCTOBER 5, 2004

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of MedicalCV, Inc., a Minnesota corporation, will be held at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota, on October 5, 2004, at 3:30 p.m. local time, for the following purposes, as more fully described in the accompanying proxy statement:

1.                                       To elect six directors for the ensuing year and until their successors shall be elected and duly qualified;

2.                                       To consider and vote upon a proposal to amend our bylaws that would set the number of directors within a range and grant the board the authority to determine from time to time the actual number of directors within that range;

3.                                       To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending April 30, 2005; and

4.                                       To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on September 2, 2004, are entitled to notice of, and to vote at, the meeting.  Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States.  Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

Sincerely,

MedicalCV, Inc.

/s/ John H. Jungbauer
John H. Jungbauer
Secretary

Inver Grove Heights, Minnesota

September 10, 2004

MEDICALCV, INC.

9725 SOUTH ROBERT TRAIL

INVER GROVE HEIGHTS, MINNESOTA 55077

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

OCTOBER 5, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of MedicalCV, Inc. for use at the annual meeting of shareholders to be held at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota, on October 5, 2004, at 3:30 p.m. local time, or at any adjournment or postponement thereof.  All shares of common stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the annual meeting, and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications.  Shares represented by properly executed and returned proxies on which no specification has been made will be voted for the election of the nominees for director named herein, for adoption of the amendment to our bylaws that would set the number of directors within a range and grant the board the authority to determine from time to time the actual number of directors within that range, and for ratification of the appointment of our independent auditor for the fiscal year ending April 30, 2005.  If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the annual meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

The notice of annual meeting, this proxy statement, and the related proxy card are first being mailed to shareholders on or about September 10, 2004.

Record Date and Outstanding Common Stock

The board of directors has fixed the close of business on September 2, 2004, as the record date for determining the holders of outstanding common stock entitled to notice of, and to vote at, the annual meeting.  On that date, there were                    shares of common stock issued, outstanding and entitled to vote.

Revocability of Proxies

Any shareholder who executes and returns a proxy may revoke it at any time before it is voted.  Any shareholder who wishes to revoke a proxy can do so by (a) executing a later-dated proxy relating to the same shares and delivering it to our corporate secretary before the vote at the meeting, (b) filing a written notice of revocation bearing a later date than the proxy with our corporate secretary before the vote at the meeting, or (c) appearing in person at the meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates.  Any written notice or subsequent proxy should be delivered to MedicalCV, Inc., 9725 South Robert Trail,

Inver Grove Heights, Minnesota 55077, Attn: John H. Jungbauer, or hand-delivered to Mr. Jungbauer before the vote at the meeting.

Voting and Solicitation

Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the record date.  Shareholders do not have the right to cumulate votes in the election of directors.

We will pay the expenses incurred in connection with the solicitation of proxies.  We are soliciting proxies principally by mail.  In addition, our directors, officers, and regular employees may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation.  We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

Quorum; Abstentions; Broker Non-Votes

The presence, in person or by proxy, of the holders of at least of a majority of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting.  All votes will be tabulated by the inspector of election for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of August 15, 2004, by:  (a) each person who is known to us to own beneficially more than five percent of our common stock, (b) each director, (c) each Named Executive Officer (as defined herein), and (d) all executive officers and directors as a group.  The percentage of beneficial ownership is based on 10,730,833 shares outstanding as of August 15, 2004.  As indicated in the footnotes, shares issuable pursuant to warrants and options are deemed outstanding for computing the percentage of the person holding such warrants or options but are not deemed outstanding for computing the percentage of any other person.  Unless otherwise noted, each person identified below has sole voting and investment power with respect to such shares.  Except as otherwise noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock.  Unless otherwise indicated, the address for each listed shareholder is c/o MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (1)		Percent Beneficially Owned (1)
Paul K. Miller	3,320,251	(2)	26.6%
Perkins Capital Management, Inc.	1,660,000	(3)	14.6%
730 East Lake Street
Wayzata, MN 55391
Peter L. Hauser	1,005,557	(4)	8.7%
16913 Kings Court
Lakeville, Minnesota 55044
Adel A. Mikhail, Ph.D.	760,552	(5)	6.9%
Graphite Enterprise Trust PLC	630,000	(6)	5.9%
4th Floor, Berkeley Square House
Berkeley Square, London W1X 5PA
United Kingdom
Blair P. Mowery (7)	315,000	(8)	2.9%
Lawrence L. Horsch	232,690	(9)	2.1%
Salvador Mercé Cervelló	133,000	(10)	1.2%
Allan R. Seck (11)	110,000	(12)	1.0%
Susan L. Critzer	14,000	(13)	*
David B. Kaysen	14,000	(13)	*
Jules L. Fisher (14)	0	(13)	0
All directors and executive officers as a group (seven persons)	4,524,493	(15)	35.0%

*                                         Less than one percent.

(1)                                  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities.  Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children, or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of August 15, 2004.

(2)                                  Represents (a) 1,367,580 shares, (b) 120,000 shares owned by Gracon Contracting Co., an entity over which Mr. Miller exercises control, (c) 35,000 shares purchasable pursuant to the exercise of options, (d) 100,000 shares purchasable pursuant to the exercise of warrants, (e) 1,488,671 shares purchasable pursuant to the exercise of warrants held by PKM Properties, LLC, an entity over which Mr. Miller exercises control, (f) 4,500 units owned by Mr. Miller’s spouse, and (g) 100,000 units.  Each such unit consists of one share of common stock and one Class A Warrant to purchase one share of common stock.

(3)                                  Includes 615,000 shares purchasable pursuant to the exercise of warrants.

(4)                                  Represents (a) 53,000 shares, (b) 37,500 units purchasable upon the exercise of warrants, (c) 516,357 shares purchasable upon the exercise of warrants, and (d) 180,600 units held by Mr. Hauser’s IRA.  Each such unit consists of one share of common stock and one Class A Warrant to purchase one share of common stock.

(5)                                  Represents 499,552 shares held by Adel A. Mikhail and Narguis Mikhail, Dr. Mikhail’s spouse, as joint tenants, 240,000 shares purchasable pursuant to the exercise of warrants and 21,000 shares purchasable pursuant to the exercise of options.

(6)                                  Includes 126,000 shares held by Graphite Enterprise Trust Limited Partnership, an entity over which Foreign & Colonial Enterprise Trust PLC exercises control.

(7)                                  Mr. Mowery resigned as President, Heart Valve Division in July 2004.

(8)                                  Includes 300,000 shares purchasable pursuant to the exercise of options.

(9)                                  Represents (a) 115,714 shares, (b) 30,000 shares purchasable pursuant to the exercise of warrants, and (c) 86,976 shares purchasable pursuant to the exercise of options.

(10)                            Includes 28,000 shares purchasable pursuant to the exercise of options.  Mr. Mercé Cervelló is the Managing and General Director of Mercé v. Electromedicina, S.L.

(11)                            Mr. Seck resigned as Vice President, Business Development in July 2004.

(12)                            Includes 100,000 shares purchasable pursuant to the exercise of options.

(13)                            Represents shares purchasable pursuant to the exercise of options.

(14)                            Mr. Fisher resigned as our Chief Financial Officer in February 2004.

(15)                            Includes 198,976 shares purchasable pursuant to the exercise of options and 1,988,171 shares purchasable pursuant to the exercise of warrants.

Certain shares, options, and warrants beneficially owned by our officers, directors, former directors, significant shareholders, and employees are subject to an escrow agreement with the Commissioner of Commerce for the State of Minnesota.  The depositors, who placed an aggregate of 1,664,845 shares into escrow, entered into this escrow agreement as a condition of the registration of the units sold in our initial public offering.  The term of escrow runs through November 20, 2004.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Six persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors.  Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified.  There are no family relationships between any director or officer.

It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees listed in the table below, except for those proxies that withhold such authority.  Shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees.  If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the proxies may recommend in the place of such nominee.  We have no reason to believe that any of the nominees will not be candidates or will be unable to serve.

Bylaws and Current Status of the Board

The number of directors constituting the full board of directors is determined pursuant to Section 3.2 of our company’s bylaws.  That section set the initial number of directors at two, but authorized the board to increase the number of its members.  Since adoption of the bylaws, the board has exercised its authority to increase its size to seven directors as of the end of fiscal year 2004.  From that time to the present, the number of directors actually serving has been reduced to the current size of six directors due to one resignation.  Although the board is entitled to fill such vacancy, it has elected not to do so because it believes that its current size enables it to conduct its business in a productive and efficient manner.

The board of directors therefore proposes that the size of the board be reduced to six directors.  As a condition to such reduction, Section 3.2 of the bylaws must be amended.  Such amendment requires the approval of our shareholders.  The board has proposed an amendment that would empower it to set the number of directors permitted to serve on the board within a range of no fewer than five and no more than nine directors.  If the proposal is adopted, the board intends to reduce its size to six directors, subject to its rights thereafter to change from time to time the size of the board within the permitted range.  If this proposal is not approved by our shareholders, the board intends to continue to operate with six directors until such time as it determines that the needs of our company dictate filling the vacancy.

Vote Required

The six nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the board of directors.  An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal.  Set forth below is certain information concerning the nominees for the board of directors.  The board of directors recommends that shareholders vote FOR the nominees listed below.

Information Regarding the Nominees

Name	Age	Principal Occupation	Position with MedicalCV	Director Since
Lawrence L. Horsch	69	Chairman of the Board and Acting Chief Executive Officer of MedicalCV, Inc.	Chairman of the Board and Acting Chief Executive Officer	2003
Susan L. Critzer	48	Chief Executive Officer and Chief Financial Officer of Restore Medical, Inc.	Director	2002
David B. Kaysen	54	President and Chief Executive Officer of Diametrics Medical, Inc.	Director	2002
Salvador Mercé Cervelló	46	Managing and General Director of Mercé v. Electromedicina, S.L.	Director	1996
Adel A. Mikhail, Ph.D.	69	Technology Consultant	Director	1992
Paul K. Miller	81	Private Investor	Director	1994

Business Experience

Lawrence L. Horsch, who became our Acting Chief Executive Officer in April 2004, became one of our directors and Chairman of the Board in August 2003.  He served as a director of Boston Scientific Corporation from February 1995 to May 2003.  He was one of the founding directors of SciMed Life Systems, Inc. and served as Chairman of the Board from 1977 to 1994, and Acting Chief Financial Officer from 1994 to 1995.  Since 1990, Mr. Horsch has served as Chairman of Eagle Management & Financial Corp., a management-consulting firm.  Mr. Horsch has been involved as a director or consultant to numerous early-stage companies in the Twin Cities area and has been a member of the University of St. Thomas MBA adjunct faculty since 1979.  Mr. Horsch currently serves as a director of Leuthold Funds, Inc., a registered investment company.

Susan L. Critzer, one of our directors since August 2002, has served as Chief Executive Officer and Chief Financial Officer of Restore Medical, Inc., a company focused on products for the ear, nose and throat field, since June 2002.  From January 2001 to June 2002, Ms. Critzer served as Chief Operating Officer of Venturi Development Group, an incubator focused on seed level medical device opportunities.  Ms. Critzer has over 25 years of experience in general management, manufacturing, quality assurance, engineering, and product development.  Prior to joining Venturi, Ms. Critzer served as Vice President, Operations, Interim President and Acting Chief Financial Officer and President and Chief Executive Officer of Integ Incorporated, a development stage glucose monitoring company that went public in 1996 and was acquired by Inverness Medical in early 2001.  Before joining Integ, Ms. Critzer served in various management roles at the Davis + Geck Division of American Cyanamid Corp., Deseret Medical Inc. and Becton-Dickinson Corp.  From September 1973 to April 1986, Ms. Critzer was a manufacturing superintendent and senior administrator for manufacturing at the Saginaw Division of General Motors Corp.

David B. Kaysen, one of our directors since August 2002, serves as President, Chief Executive Officer and a director of Diametrics Medical, Inc., a company that develops, manufactures and commercializes blood and tissue analysis systems that provide diagnostic results at the point of patient care.  Mr. Kaysen has more than 25 years of executive management and sales and marketing experience in the medical products and services industry, most recently serving 10 years as President, Chief Executive Officer and a director of Rehabilicare Inc. (now Compex Technologies, Inc.), a manufacturer and marketer of home electrotherapy equipment for the physical therapy, rehabilitation, occupational and sports medicine markets.  From 1988 to 1989, Mr. Kaysen served as President, Chief Executive Officer and a director of Surgidyne, Inc. (now Sterion, Inc.).  Mr. Kaysen has also held senior management positions in sales and marketing at several medical product and services companies, including Redline Healthcare, American Hospital Supply Corporation, Emeritus Corporation and Lectec/NDM Corporation.  Mr. Kaysen currently serves as a director of Zevex International, Inc., a publicly held company engaged in the business of designing, manufacturing and distributing medical devices.

Salvador Mercé Cervelló, one of our directors, serves as Managing and General Director of Mercé V. Electromedicina, S.L., a commercial supplier of electromedical products, mainly products for cardiac surgery and cardiology, including those produced by our company, in Spain.  He served on our board from November 1993 to November 1995 and again from December 1996 through the present.

Adel A. Mikhail, Ph.D., served as President and Chief Executive Officer of our company from March 1992 to June 2001, and Chairman of the Board from March 1992 to August 2003.  Since June 2001, he has provided certain consulting services to our company.  Dr. Mikhail has more than 29 years of experience in the mechanical heart valve industry, including 17 years with our predecessors, Medical Incorporated and Omnicor.  Dr. Mikhail served such entities in several technical capacities, including Senior Vice President of Clinical Research and Regulatory Affairs.

Paul K. Miller has been one our directors since August 1994.  Mr. Miller served as President of Acton Construction Management Company, a real estate management company, from 1980 to 2004.  Mr. Miller has, over the course of his business career, been the President and majority shareholder of various companies with offices in Minnesota and Texas which have been engaged in the construction of municipal wastewater projects throughout the central United States and in the acquisition and management of real estate investments.  He is a significant investor and director of a number of development stage companies and has served as a bondholders representative on the creditors committees of several publicly held companies.

Board Meetings and Committees

The board of directors held ten meetings during our last fiscal year.  Each of the then incumbent directors attended at least 75 percent of the meetings of the board and of those committees on which he or she served, except that Salvador Mercé Cervelló attended 70 percent of such meetings.  The board of directors has established audit, compensation, finance and nominating committees.  Our audit, finance and nominating committees consist of only non-employee directors.

The audit committee, which consists of Susan L. Critzer, David B. Kaysen and Paul K. Miller, is responsible for (1) selecting independent auditors, (2) consulting with the independent auditors on the audit plan, (3) reviewing, in consultation with the independent auditors, the audit report or proposed audit report and the accompanying management letter, and (4) consulting with the independent auditors on the adequacy of internal controls.  This committee’s charter specifies that the committee is composed of two or more directors, a majority of whom must be independent directors, and free from any relationship that, in the opinion of the board, would interfere with the exercise of independent judgment as a member of the audit committee.  Ms. Critzer and Mr. Kaysen are independent (as independence is defined by Rule 4200(a)(15) of the formerly applicable NASD listing standards).  In addition, Ms. Critzer and Mr. Kaysen are independent as defined in Exchange Act Rule 10A-3.  A current copy of the charter of the audit committee may be found on our website at www.medcvinc.com and is available in print upon written request to MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attn: John H. Jungbauer, Chief Financial Officer.  The audit committee met five times during our last fiscal year.

The compensation committee, which consists of Susan L. Critzer, Lawrence L. Horsch and David B. Kaysen, is responsible for (1) considering how the achievement of the overall goals and objectives of our company can be aided through the adoption of an appropriate compensation philosophy and effective compensation program elements, (2) reviewing salary progression, bonus allocations, stock awards and the awards of supplemental benefits and perquisites for key executives against the compensation objectives of our company, given our overall performance, (3) approving compensation arrangements for our company’s senior management, and (4) reviewing and approving the adoption of any compensation plans in which officers and directors are eligible to participate.  The compensation committee met once during our last fiscal year.

The finance committee, which consists of Susan L. Critzer, David B. Kaysen and Paul K. Miller, is responsible for (1) staying informed on a timely basis about our company’s financial status, (2) evaluating financial information and developing conclusions as to any plan of action needed, and (3) advising corporate management and the board of directors in financial matters.  The finance committee met once during our last fiscal year.

The nominating committee, which consists of Susan L. Critzer and David B. Kaysen, was originally constituted to search for and screen candidates for board vacancies.  The nominating committee’s responsibilities include considering broader issues of composition and organization of the board, including committee assignments and individual board membership.  Further, its responsibilities include evaluating board members and reviewing management succession planning.  Ms. Critzer and Mr. Kaysen are independent (as independence is defined by Rule 4200(a)(15) of the formerly applicable NASD listing standards).  Because the nominating committee did not meet during our last fiscal year, our board of directors as a whole performed the functions of the nominating committee in selecting the slate of nominees presented in this proxy statement.  The nominating committee has not adopted a charter.  The board of directors believes that the current financial condition of the company makes it difficult to recruit new members to the board.  Hence, the board of directors believes it can effectively continue to operate as the nominating committee, without a charter, for the foreseeable future.

Audit Committee Matters

We have a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  Susan L. Critzer, David B. Kaysen and Paul K. Miller are the members of our audit committee.

Under formerly applicable Nasdaq Marketplace Rules, each member of our audit committee must (i) be independent as defined under Nasdaq Marketplace Rule 4200(a)(15); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act; (iii) not have participated in the preparation of the financial statements of the company or any current subsidiary of the company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.  Our board of directors has determined that Ms. Critzer and Mr. Kaysen would meet these requirements if our company were subject to such rules.  In addition, under formerly applicable Nasdaq Marketplace Rules, at least one member of our audit committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.  Our board of directors has determined that Ms. Critzer would meet these requirements if our company were subject to such rules.

Audit Committee Financial Expert

Our board of directors has determined that Susan L. Critzer is an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B.

Audit Committee Report

During our fiscal year ended April 30, 2004, the audit committee:

•                                          reviewed and discussed the audited financial statements with respect to the year ended April 30, 2004 with management;

•                                          discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; and

•                                          discussed with PricewaterhouseCoopers LLP their independence.

In connection with one of its meetings, the audit committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees).  Based upon the foregoing review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended April 30, 2004 for filing with the Securities and Exchange Commission.

/s/ Susan L. Critzer
/s/ David B. Kaysen
/s/ Paul K. Miller
The Audit Committee

Nomination Procedures

The board of directors as a whole, which currently acts as our nominating committee, does not evaluate proposed nominees differently depending upon who has made the recommendation; however, the board may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of our company.  The board has not to date paid any third party a fee to assist in the nomination process.

The board may consider nominees suggested by directors, management and shareholders.  It is the board’s view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom.  However, prior to nominating an existing director for re-election to the board, the board will consider and review an existing director’s qualifications and performance.  Where there is no qualified and available incumbent, or where there is a vacancy or a desire to increase the size of the board, the board will identify and evaluate new candidates.  The board will solicit recommendations for nominees from persons that it believes are likely to be familiar with qualified candidates.  These persons may include members of the board and management.  The board may also determine to engage a professional search firm.  Based upon all available information, the board nominates candidates who, in its view, are most suited for board membership.

In making its selections, the board will also evaluate candidates proposed by shareholders.  The board may choose not to consider an unsolicited recommendation if no vacancy exists and the board does not perceive a need to increase its size.  The board will consider only those director candidates recommended in accordance with the procedures set forth below.

Shareholder Nominations

To submit a recommendation of a director candidate, a shareholder must submit the following information in writing, addressed to the Chairman of the Board, care of the Corporate Secretary, at the main office of MedicalCV, Inc.:

(1)                                  The name of the person recommended as a director candidate;

(2)                                  All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Exchange Act Regulation 14A;

(3)                                  The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

(4)                                  As to the shareholder making the recommendation, the name and address, as they appear on the books of MedicalCV, Inc., of such shareholder; provided, however, that if the shareholder is not a registered holder of common stock, the shareholder must submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the common stock; and

(5)                                  A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the annual meeting of shareholders, the recommendation must be received within the timeframe set forth under “Shareholder Proposals for 2005 Annual Meeting.”

Minimum Qualifications

The board believes that its members must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to shareholders, provide effective oversight of management, and monitor adherence to principles of sound corporate governance.  It is therefore the board’s policy that all persons nominated to serve as a director of our company should possess the following minimum qualifications:  personal integrity and ethical character; absence of conflicts of interest; fair and equal representation of our company’s constituencies; demonstrated achievement in one or more fields; ability to function effectively in an oversight role; business understanding; and availability.

Shareholder Communications with Board Members

Our board of directors has provided the following process for shareholders to send communications to our board and/or individual directors.  All communications from shareholders should be addressed to MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attention:  John H. Jungbauer, Chief Financial Officer.  Communications to individual directors may also be made to such director at our company’s address.  All communications sent to a member of the audit committee or to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel.  Any communications sent to the board in the care of the Chief Financial Officer will be reviewed by him to ensure that such communications relate to the business of the company before being reviewed by the board.

All of our directors are expected to attend the annual meeting of shareholders.  We generally hold a board meeting coincident with the shareholders’ meeting to minimize director travel obligations and facilitate their attendance at the shareholders’ meeting.  All directors attended the 2003 Annual Meeting of Shareholders, with the exception of Salvador Mercé Cervelló.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our Acting Chief Executive Officer and the other highest paid executive officers (the “Named Executive Officers”) during our most recent fiscal year.  As noted below, Messrs. Mowery, Seck and Fisher have each resigned from their positions at our company.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options		All Other Compensation ($) (1)

Lawrence L. Horsch (2)	2004	0	0	41,985	(3)	144,643	(3)	0
Acting Chief	2003	0	0	0		18,000	(4)	0
Executive Officer	2002	0	0	0		0		0

Blair P. Mowery (5)	2004	165,006	0	0		0		10,245
Former President,	2003	164,372	0	0		0		9,861
Heart Valve Division	2002	170,298	50,000	0		300,000		0

Allan R. Seck (6)	2004	144,438	0	0		0		2,304
Former Vice President -	2003	143,568	0	0		0		2,304
Business Development	2002	139,775	0	0		0		0

Jules L. Fisher (7)	2004	125,081	0	0		0		1,997
Former Chief	2003	155,002	0	0		0		2,155
Financial Officer	2002	72,852	0	0		76,000		0

(1)                                  Represents the dollar value of insurance premiums paid by our company with respect to term life insurance for the benefit of the Named Executive Officer.

(2)                                  Mr. Horsch became our Acting Chief Executive Officer on April 19, 2004.

(3)                                  Represents consideration paid for consulting services provided by Mr. Horsch pursuant to a letter agreement described in Certain Relationships and Related Transactions.

(4)                                  Represents consideration paid for advisory services provided by Mr. Horsch pursuant to an advisory agreement described in Certain Relationships and Related Transactions.  Following Mr. Horsch’s appointment as Chairman of the Board, this advisory agreement terminated and vesting on this option ceased.  At that time, the option had vested to the extent of 9,000 shares.

(5)                                  Mr. Mowery, who became President of our Heart Valve Division in April 2004, formerly served as our President and Chief Executive Officer from June 2001 to April 2004.  He resigned from his positions at our company in July 2004.

(6)                                  Mr. Seck, who became Vice President, Business Development in June 2004, formerly served as Senior Vice President, Sales and Marketing from March 2001 to June 2004.  He resigned from his position at our company in July 2004.

(7)                                  Mr. Fisher, who became our Chief Financial Officer on December 17, 2001, resigned from his position our company in February 2004.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning grants of stock options during the fiscal year ended April 30, 2004 to each Named Executive Officer.  We granted no stock appreciation rights during our last fiscal year.

	Individual Grants
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/share)	Expiration Date

Lawrence L. Horsch	100,000	37.0	0.70	8/19/2013
	44,643	16.5	1.68	11/11/2013
Blair P. Mowery	0	0	N/A	N/A
Jules L. Fisher	0	0	N/A	N/A
Allan R. Seck	0	0	N/A	N/A

The following table sets forth information concerning the options exercised by each Named Executive Officer during the fiscal year ended April 30, 2004.  It also sets forth information concerning unexercised options held by such persons as of April 30, 2004.  No stock appreciation rights were exercised by such persons during the last fiscal year or were outstanding at the end of that year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In the Money Options at Fiscal Year End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Lawrence L. Horsch	0	N/A	86,977	66,666	$35,577	$53,333
Blair P. Mowery	0	N/A	300,000	0	0	N/A
Jules L. Fisher	0	N/A	80,000	20,000	0	0
Allan R. Seck	0	N/A	19,000	57,000	0	0

(1)                                  Represents the fair market value of one publicly traded unit at April 30, 2004 minus the per share exercise price of the option to purchase shares of common stock.

Compensation of Directors

Our directors are reimbursed for certain reasonable expenses incurred in attending board meetings.  Directors who are also employees receive no remuneration for services as members of the board or any board committee.  Through November 2003, our non-employee directors were entitled to receive automatic annual stock option grants for the purchase of 7,000 shares under our 1993 Director Stock Option Plan.  Following the expiration of such plan, automatic annual stock option grants for the purchase of 7,000 shares have been made to our non-employee directors under our 2001 Equity Incentive Plan.

Employment Agreements

Under a letter agreement effective April 16, 2004, Blair P. Mowery resigned from his position as our President and Chief Executive Officer and became President of our Heart Valve Division.  This agreement provided that Mr. Mowery’s employment would continue on an at-will basis, that his salary would remain at $165,000 per year, and that Mr. Mowery would remain on the Board of Directors until a new Chief Executive Officer is hired, after which Mr. Mowery would resign as a member of the Board.  The agreement provided that if Mr. Mowery remained in the position of President of the Heart Valve Division until the new Chief Executive Officer is hired and thereafter decided to leave the company, he would receive one year’s severance, including regular pay and fringe benefits.  The agreement further provided that in the event the company should sell its Heart Valve Division after the arrival of a new Chief Executive Officer, Mr. Mowery would be paid a bonus to be determined by the compensation committee.

In July 2004, Mr. Mowery resigned from his position as President of our Heart Valve Division.  He also resigned from our board of directors.  Pursuant to the terms of his severance agreement, Mr. Mowery will be paid one-year’s severance, including regular pay and fringe benefits.  He has also agreed to certain non-compete terms.  In addition, we have agreed to issue a five-year option to Mr. Mowery for the purchase of 25,000 shares of our common stock at an exercise price of $1.50 per share.

In May 1999, we entered into a letter agreement with Allan R. Seck.  Under this agreement, Mr. Seck was employed to serve as our Vice President - Sales and Marketing at a salary of $132,000 per year plus a bonus of one percent of sales over $3,500,000 per year.  We retained the right to terminate Mr. Seck’s employment at will.  However, upon a change in control of our company, we agreed to pay him an amount equal to two years’ salary and accelerate the vesting of Mr. Seck’s unvested stock options to be immediately exercisable.  In consideration of Mr. Seck’s entry into this agreement, we granted him a stock options to purchase 100,000 shares of our common stock at a price of $2.50 per share.  Such options vest over four years and expire on July 26, 2005.  In March 2001, Mr. Seck became Senior Vice President, Sales and Marketing.  In August 2001, we amended our agreement with Mr. Seck to provide that the bonus based on annual sales would be payable only through fiscal year 2002.  In consideration of Mr. Seck’s entry into this amendment, we agreed to increase his salary by an amount not to exceed 15 percent and develop a new executive and sales incentive plan in which he would be eligible to participate.  In June 2004, Mr. Seck became Vice President, Business Development.

In July 2004, Mr. Seck resigned from his position as Vice President, Business Development.  Pursuant to the terms of his severance agreement, Mr. Seck will be paid 10 weeks’ severance, including regular pay and fringe benefits.  He has also agreed to certain non-compete terms.

We have also entered into various agreements with Lawrence L. Horsch, our Acting Chief Executive Officer and Chairman of the Board.  For more information about these agreements, please review “Certain Relationships and Related Transactions.”

PROPOSAL NO. 2
PROPOSAL TO AMEND THE COMPANY’S BYLAWS TO SET THE NUMBER OF DIRECTORS WITHIN A RANGE OF NO FEWER THAN FIVE AND NO MORE THAN NINE, AND TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO DETERMINE FROM TIME TO TIME THE ACTUAL NUMBER OF DIRECTORS WITHIN THAT RANGE

Background

The number of directors constituting the full board of directors is determined pursuant to Section 3.2 of our company’s bylaws.  That section set the initial number of directors at two, but authorized the board to increase the number of its members.  Since adoption of the bylaws, the board has exercised its authority to increase its size to seven directors as of the end of fiscal year 2004.  From that time to the present, the number of directors actually serving has been reduced to the current size of six directors due to one resignation.  Although the board is entitled to fill such vacancy, it has elected not to do so because it believes that its current size enables it to conduct its business in a productive and efficient manner.

The board of directors therefore proposes that the size of the board be reduced to six directors.  As a condition to such reduction, Section 3.2 of the bylaws must be amended.  Such amendment requires the approval of our shareholders.  The board has proposed an amendment that would empower it to set the number of directors permitted to serve on the board within a range of no fewer than five and no more than nine directors.  If the proposal is adopted, the board intends to reduce its size to six directors, subject to its rights thereafter to change from time to time the size of the board within the permitted range.  If this proposal is not approved by our shareholders, the board intends to continue to operate with six directors until such time as it determines that the needs of our company dictate filling the vacancy.

Description of the Amendment

The board of directors of our company has approved, subject to shareholder approval, an amendment to our company’s bylaws.  The board is requesting approval by the shareholders of the following amendment to Section 3.2 of the bylaws, which would delete the existing section in its entirety and replace it with the following:

Section 3.2                                   Number, Qualifications and Term of Office.  The number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board of Directors, but shall consist of not less than five (5) nor more than nine (9) directors.  Directors need not be shareholders.  Each of the directors shall hold office until the regular meeting of the shareholders next held after his election, until his successor shall have been elected and shall qualify, or until he shall resign or shall have been removed as hereinafter provided.  No person (other than a person nominated by or on behalf of the Board) shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the Corporation not less than sixty (60) days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.

Reasons for the Amendment

Our board of directors believes that gaining the ability to reduce the size of the board, while preserving the ability to increase the size of the board, both within prescribed limits, will enhance the productivity and efficiency of its operation.  Consequently, the board has determined that adoption of the foregoing amendment would be in the best interests of our company.

Required Vote

Approval of the proposed amendment to Section 3.2 of our bylaws requires the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy and entitled to vote at the meeting.  The board of directors recommends a vote FOR this proposal.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

General

The audit committee has appointed PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending April 30, 2005.  A proposal to ratify that appointment will be presented to shareholders at the meeting.  If the shareholders do not ratify such appointment the audit committee will select another firm of independent auditors.  Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

Audit and Non-Audit Fees

The following table presents fees for audit and other services provided by PricewaterhouseCoopers LLP for the years ended April 30, 2003 and 2004.

	Year Ended
	April 30, 2003	April 30, 2004
Audit fees (1)	$74,738	$109,980
Audit-related fees (2)	900	12,078
Tax fees	0	0
All other fees	0	0
Total Fees	$75,638	$122,058

(1)                                  Audit fees consist of fees for services provided in connection with the audit of our financial statements and reviews of our quarterly financial statements.

(2)                                  Audit-related fees consist of assurance and related services that include, but are not limited to, internal control reviews, attest services not required by statute or regulation and consultation concerning financial accounting and reporting standards.

Pre-Approval Policies and Procedures

All services provided by our independent auditors, PricewaterhouseCoopers LLP, are subject to pre-approval by our Audit Committee. The Audit Committee has authorized each of its members to approve services by our independent auditors in the event there is a need for such approval prior to the next full Audit Committee meeting.  Any interim approval given by an Audit Committee member must be reported to the Audit Committee no later than its next scheduled meeting. Before granting any approval, the Audit Committee (or a committee member if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on our auditor’s independence. The Audit Committee pre-approved all services provided by PricewaterhouseCoopers LLP in fiscal year 2004.

Recommendation

The audit committee recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending April 30, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Lawrence L. Horsch

In February 2003, we entered into an advisory agreement with Lawrence L. Horsch, who became one of our directors and Chairman of the Board in August 2003 and our Acting Chief Executive Officer in April 2004.  Pursuant to this agreement, Mr. Horsch agreed to provide 10 hours of advisory services per month, for a retainer of $750 per month.  As additional consideration, we issued a five-year option to Mr. Horsch for the purchase of 18,000 shares of common stock exercisable at $0.51 per share.  Such option vested to the extent of 1,500 shares per month during the term of the advisory agreement.  Mr. Horsch began providing advisory services to us under this agreement on February 18, 2003.  Following his appointment as Chairman of the Board, we agreed with Mr. Horsch to terminate the advisory agreement.  At the termination of the advisory agreement, Mr. Horsch had been paid $4,500 in advisory fees and the option granted to Mr. Horsch had vested to the extent of 9,000 shares.

Effective August 19, 2003, upon the termination of the advisory agreement, we entered into a letter agreement with Mr. Horsch to address our relationship with him as Chairman of the Board.  Pursuant to this agreement, Mr. Horsch agreed to provide 32 hours of service per month as Chairman of the Board, for a retainer of $60,000 per year.  Pursuant to the agreement, Mr. Horsch agreed to purchase 85,714 shares of common stock from our company at a price of $0.70 per share.  As additional consideration, we issued a ten-year option to Mr. Horsch for the purchase of 100,000 shares of common stock exercisable at $0.70 per share.  Such option vests in full upon the fourth anniversary of the date of grant.  This vesting may be accelerated to the extent of one-third of the shares purchasable under the option upon the occurrence of each of three performance measures:  the completion of certain additional debt or equity financing, certain advances in product development and achievement of certain stock performance.  The agreement provides for a term of 12 months; however, it may be terminated if our board of directors determines to remove Mr. Horsch as Chairman of the Board.

On April 16, 2004, we entered into an arrangement with Mr. Horsch to compensate him for the extra hours he has worked and will be working beyond the 32 hours per month agreed upon in the August 19, 2003 letter agreement.   Pursuant to this arrangement, Mr. Horsch will be granted ten-year options to purchase shares of common stock exercisable at $1.67 per share.  The number of shares of common stock purchasable pursuant to the options will be the value of the hours (at $156.25 per hour) divided by .30 with the result divided by the exercise price.  As of April 30, 2004, no options had been issued to Mr. Horsch under this arrangement.

Separation Agreement with Adel A. Mikhail, Ph.D.

In November 2000, we entered into a separation agreement and release with Adel A. Mikhail, Ph.D.  Dr. Mikhail was our founder and served as our President and Chief Executive Officer from March 1992 until June 2001, at which time he retired.  Among other things, the separation agreement provided that following the termination of his employment as President and Chief Executive Officer, we would retain Dr. Mikhail as an independent consultant for a period of two years to provide advice and technical expertise with respect to our operations.  Dr. Mikhail agreed to provide up to 40 hours of consulting services per month, for a retainer of $6,000 per month.  We agreed to pay Dr. Mikhail at the rate of $125 per hour, up to a maximum of $1,000 per day, for services rendered beyond 40 hours per month.  Dr. Mikhail began providing consulting services to us under this agreement in June 2001.  During our fiscal year ended April 30, 2003, we paid Dr. Mikhail $74,385 in consulting fees.

In June 2003, upon the expiration of the consulting arrangement set forth in the separation agreement, we entered into a technical assistance agreement with Dr. Mikhail.  Pursuant to this agreement, Dr. Mikhail agreed to continue performing consulting services as an independent contractor in exchange for the same compensation set forth in the separation agreement.  During our fiscal year ended April 30, 2004, we paid Dr. Mikhail $72,000 in technical assistance fees.  We are currently renegotiating our technical assistance agreement with Dr. Mikhail.

Arrangements and Transactions with Paul K. Miller and PKM Properties, LLC

January Discretionary Credit Agreement.  In January 2003, we required funding to meet critical working capital shortages.  To address these needs we established a discretionary line of credit (the “January Discretionary Credit Agreement”) with PKM Properties, LLC (“PKM”), pursuant to which we borrowed an aggregate of $943,666.  The line of credit initially had a maturity date of April 17, 2003.  On April 15, 2003, the maturity date was extended to September 17, 2003.  The line of credit required the payment of interest at the higher of 7 percent or 1 percent above a bank reference rate (7 percent was the rate in effect as of April 30, 2003).  In October 2003, we amended the discretionary line of credit with PKM established in January 2003 to extend the maturity date and increase the interest rate to 10 percent.  The line of credit contains various representations and loan covenants as are customary in banking and finance transactions.  In connection with the January Discretionary Credit Agreement, PKM was issued a second mortgage on our real estate and a security interest in all of our remaining assets, including inventory, equipment, accounts and contract rights, instruments, deposits and intangibles, including patents and trademarks.  As additional consideration, we also issued to PKM a warrant with a five-year term to purchase 350,000 shares of our common stock at an exercise price of $0.596 per share.  In February 2004, the maturity date of this loan was extended to June 30, 2005.  As of May 31, 2004, PKM had advanced $943,333 under the January Discretionary Credit Agreement.

Financing Transaction.  On April 4, 2003, we sold our real estate, including real property and office-warehouse-manufacturing facility, together with certain personal property related thereto, to PKM.  The purchase price for the property was $3.84 million, paid with (1) $1.0 million in cash (subject to certain reductions, prorations and credits), (2) PKM’s assumption of a mortgage note against the property in the amount of $2.5 million in favor of Associated Bank Minnesota, dated November 23, 1999, and (iii) PKM’s assumption of our promissory note with Dakota Electric Association and land special assessments payable to Dakota County aggregating $336,105.  As additional consideration, we issued to PKM a five-year warrant for the purchase of 350,000 shares of our common stock at an exercise price of $0.625 per share.

Concurrent with the sale of the property, we entered into a ten-year lease for the property with a base annual rent of $360,000 for the first and second year; $370,800 per year for the third, fourth and fifth year, and $389,340 for the remaining years of the lease subject to an increase for additional interest payable by PKM on its long-term permanent financing of the property, which may increase base monthly rents by up to one-twelfth of the additional annual interest payable by PKM.  Assuming we are not in default under the terms of the lease, we have two options to extend the lease for five-year periods upon expiration of the initial ten-year term at a market rate.  We also pay under the lease operating costs and real estate taxes.  Under certain conditions, we also have an option to purchase the building at the end of the initial ten-year term at the fair value at that time.  The purpose of the transaction was to retire our bank debt and provide us with additional required working capital.

May Discretionary Credit Agreement.  In July 2003, we entered into an additional discretionary credit agreement (the “May Discretionary Credit Agreement”) with PKM, pursuant to which PKM agreed to lend to us up to an additional $935,000.  We required additional funding to meet ongoing working capital needs, including to meet obligations to PKM under the above-described January Discretionary Credit Agreement and facilities lease.  The interest rate is 10 percent per year.  The line of credit contains various representations and loan covenants as are customary in banking and finance transactions and is secured by a security interest in substantially all of our remaining property, including inventory, equipment, accounts and contract rights, instruments, deposits and intangibles, including patents and trademarks.  As additional consideration, we agreed to issue PKM ten-year warrants for the purchase of up to 380,357 shares of our common stock at an exercise price of $0.70 per share with terms and conditions that include weighted-average anti-dilution rights and provide certain rights to PKM to require registration of the common stock underlying the warrants under federal and state securities laws.  We also agreed to modify certain terms of the warrants issued to PKM in connection with the January Discretionary Credit Agreement to conform to the terms of the warrants issued as part of this bridge debt financing.  We also agreed to pay PKM a placement fee of 6.5 percent of the amount borrowed under the May Discretionary Credit Agreement.  In addition, we paid counsel for PKM approximately $56,000 to cover fees and expenses incurred on behalf of PKM in connection with the May Discretionary Credit Agreement.  Because the May Discretionary Credit Agreement is a discretionary credit facility, PKM may, in its sole discretion, decide not to make any additional loans thereunder, and is not contractually obligated to do so.  In November 2003, we amended the $1.0 million term debt with PKM initiated on July 3, 2003, to provide for an additional $500,000 of borrowing under the same terms as the July 8, 2003 financing.  We issued, as additional consideration, ten-year warrants to purchase up to 77,381 shares of our common stock at an exercise price of $1.68 per share with terms and conditions that include weighted-average anti-dilution rights.  In February 2004, the maturity date of this loan was extended to June 30, 2005.  In conjunction with the extension, we issued a warrant with a ten-year term to purchase up to 330,933 shares of our common stock at an exercise price of $2.00 per share.

April 2004 Short-Term Loan.  In April 2004, we issued a short-term promissory note to PKM in the principal amount of $150,000.  The note required the payment of interest at a rate of 10 percent per year.  We repaid such note in full during April 2004.

Transaction with Peter L. Hauser

In July 2003, we entered into a loan agreement and borrowed $1.0 million from Peter L. Hauser, an existing shareholder, pursuant to a subordinated note with an interest rate of 10 percent per year.  Pursuant to an intercreditor agreement with PKM, the loan is secured by substantially all of our assets.  We issued to Mr. Hauser ten-year warrants for the purchase of 380,357 shares of our common stock on terms comparable to the warrants issued to PKM in connection with the May Discretionary Credit Agreement.  Following this transaction, Mr. Hauser became the beneficial owner of over 10 percent of our securities.  In February 2004, the maturity date of this loan was extended to June 30, 2005.  In connection with the extension, we issued a warrant with a ten-year term to purchase up to 136,000 shares of our common stock at an exercise price of $2.00 per share.

Loan from Allan R. Seck

In December 2002, we received a $60,000 unsecured advance from Allan R. Seck, our Senior Vice President — Sales and Marketing, to fund working capital requirements.  This note required us to pay interest at the rate of six percent per year.  This loan was repaid in full in early April 2003.

Related Party Distributor

We sell heart valves through a distribution network of approximately 37 exclusive distributors, including Mercé v. Electromedicina, S.L.  The Managing and General Director of Mercé v. Electromedicina, Salvador Mercé Cervelló, is one of our board members.  During the fiscal years ended April 30, 2004 and 2003, such distributor made net purchases of product from our company equal to approximately 29.4 percent and 29.6 percent of our net sales, respectively.  Our accounts receivable with this distributor accounted for approximately 35.7 and 37.9 percent of our accounts receivable at April 30, 2004 and 2003, respectively.  Obligations to us from our distributors are unsecured.  Distributors could fail to pay receivables or cease distributing our products at any time, thereby materially and adversely affecting our business, financial condition, operating results and cash flows.  We anticipate that we will continue to do business with Mercé v. Electromedicina in future periods.

General

The transactions set forth herein were approved by a majority of our independent, disinterested directors who had access, at our expense, to our legal counsel or independent legal counsel.  We believe that all such transactions were made on terms no less favorable to us than we could have obtained from unaffiliated third parties.  In the future, all material affiliated transactions will be approved by a majority of our independent, disinterested directors who will have access, at our expense, to our legal counsel or independent legal counsel and will be on terms no less favorable to us than we could obtain from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC.  Such officers, directors and shareholders are required by the SEC to furnish us with copies of all such reports.  To our knowledge, based solely on a review of copies of reports filed with the SEC during the last fiscal year, all applicable Section 16(a) filing requirements were met, except that (i) one report on Form 4 setting forth the May 14, 2003 purchase and sale of 2,000 shares of common stock by Dr. Richard A. DeWall, a former director of our Company, (ii) one report on Form 4 setting forth the July 8, 2003 issuance of a warrant to purchase common stock in the amount of 320,178 shares to PKM, an entity over which Paul K. Miller, one of our directors, exercises control, (iii) one report on Form 4 setting forth the August 20, 2003 issuance of a warrant to purchase common stock in the amount of 60,179 shares to PKM, an entity over which Mr. Miller exercises control, and (iv) one report on Form 4 setting forth the November 11, 2003 grant of a stock option for the purchase of 44,643 shares of common stock to Lawrence L. Horsch, our Chairman of the Board and Acting Chief Executive Officer, were not filed on a timely basis.

SHAREHOLDER PROPOSALS FOR

THE 2005 ANNUAL MEETING

If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the next annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attn: John H. Jungbauer, no later than May 12, 2005.  All proposals must conform to the rules and regulations of the Securities and Exchange Commission.  Under Securities and Exchange Commission rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the next annual meeting of shareholders after July 27, 2005, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

Our bylaws provide that in order for a person nominated by a shareholder to be eligible for election as a director at any regular or special meeting of shareholders, a written request that his or her name be placed in nomination must be received from a shareholder of record by our corporate secretary not less than 60 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.  A copy of our bylaws may be obtained by written request to MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attn: John H. Jungbauer.  Please refer to “Nomination Procedures – Shareholder Nominations” for the information shareholders must submit in order to recommend a director candidate.

ANNUAL REPORT ON FORM 10-KSB

A copy of our annual report on Form 10-KSB for the fiscal year ended April 30, 2004, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules thereto, accompanies this notice of annual meeting, proxy statement and the related proxy card.  We will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-KSB, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit.  Requests for copies of exhibits should be directed to John H. Jungbauer at our principal address.

Sincerely,

MedicalCV, Inc.

/s/ Lawrence L. Horsch
Lawrence L. Horsch
Chairman of the Board and Acting Chief Executive Officer

Inver Grove Heights, Minnesota

September 10, 2004

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY MEDICALCV, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS				For	With- hold	For All Except

    The undersigned shareholder of MedicalCV, Inc., a Minnesota corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated September 10, 2004, and hereby appoints Lawrence L. Horsch and John H. Jungbauer, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of shareholders of MedicalCV, Inc. to be held at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota, on October 5, 2004, at 3:30 p.m. local time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of MedicalCV, Inc. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

		1. To elect six directors for the ensuing year and until their successors shall be elected and duly qualified.		☐	☐	☐
		01	Lawrence L. Horsch	04	Salvador Mercé Cervelló
		02	Susan L. Critzer	05	Adel A. Mikhail, Ph.D.
		03	David B. Kaysen	06	Paul K. Miller
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s number in the space provided below.

				For	Against	Abstain

2. To adopt an amendment to our bylaws that would set the number of directors within a range and grant the board the authority to determine from time to time the actual number of directors within that range.

				☐	☐	☐

		3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending April 30, 2005.		☐	☐	☐

Please be sure to sign and date this Proxy in the box below.	Date	4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Shareholder sign above	Co-holder (if any) sign above

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

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á Detach above card, sign, date and mail in postage paid envelope provided. á

MEDICALCV, INC.

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

Please sign exactly as name appears on this proxy.  When shares are held by joint tenants, both should sign.  If signing as attorney, executor, administrator, trustee, or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.